UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12,_ 2008

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 12, 2008, American Biltrite Inc.’s (“American Biltrite”) majority owned subsidiary, Congoleum Corporation (“Congoleum”) and its debtor affiliates became a party to a term sheet (the “Term Sheet”), with the official committee of bondholders, the asbestos creditors’ committee, the future claimants’ representative, claimants’ counsel and Arthur J. Pergament, as collateral trustee, that contains some material terms of a proposed plan of reorganization for Congoleum and provides for the settlement of certain litigation, all of which is subject to approval of the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). A copy of the Term Sheet is attached as Exhibit 99.1 hereto and incorporated by reference herein

Although not specifically addressed under the Term Sheet, American Biltrite expects that, consistent with recent proposed plans of reorganizations for Congoleum, the proposed plan of reorganization contemplated by the Term Sheet will provide for the elimination of the existing shares of Class A and Class B common stock of Congoleum upon the plan taking effect and that holders of those shares, including American Biltrite, would not receive anything on account of their eliminated shares.

In addition although not specifically addressed under the Term Sheet, American Biltrite expects that the proposed plan of reorganization contemplated by the Term Sheet will include terms that will govern an intercompany settlement and ongoing intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum, which would take effect when the plan of reorganization takes effect.  Under the most recent previous proposed plan of reorganization for Congoleum, such arrangements would have had a term of two years and would have included the provision of management services by American Biltrite to reorganized Congoleum and other business relationships substantially consistent with their traditional relationships.  The existing arrangements expire September 30, 2008 unless renewed.

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Warning regarding forward-looking statements

The disclosure above in this Item 8.01 of this Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions.  These forward-looking statements are based on American Biltrite's expectations, as of the date this report is filed with the Securities and Exchange Commission, of future events.  American Biltrite undertakes no obligation to update any of these forward-looking statements.  Although American Biltrite believes that its expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and experience, there can be no assurance that actual results will not differ materially from expectations.  Readers are cautioned not to place undue reliance on any forward-looking statements.  Actual results could differ significantly as a result of various factors.  For example, the disclosure in this report may imply that a new or amended plan of reorganization for Congoleum will be filed with the Bankruptcy Court and will receive the necessary approvals, be confirmed and become effective on terms reflected in the Term Sheet and otherwise provided in this report.  In fact, there can be no assurances that any of these events will occur.  More specifically, there can be no assurance that any plan of reorganization for Congoleum will subsequently be proposed or, if proposed, will receive the acceptances necessary for confirmation, that any plan will not be modified further, that any other plan will receive necessary court approvals from the Bankruptcy Court and the United States District Court for the District of New Jersey (the "District Court"), or that such approvals will be received in a timely fashion, that any plan will be confirmed, that any plan, if confirmed, will become effective, or that Congoleum will continue to earn sufficient funds to pay for continued litigation over any plan of reorganization.  It also is unclear whether any other person might successfully propose and confirm a plan or what any such plan, when confirmed, would ultimately provide, and whether the Bankruptcy Court would approve such a plan.  Any plan of reorganization pursued by Congoleum will be subject to numerous conditions, approvals and other requirements, including Bankruptcy Court and District Court approvals, and there can be no assurance that such conditions, approvals and other requirements will be satisfied or obtained.

In addition, the disclosure above in this report may imply that the plan of reorganization for Congoleum will include terms governing an intercompany settlement and ongoing intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum on terms consistent with those set forth above and in the most recent previous proposed plan of reorganization for Congoleum.  However, there can be no assurance that American Biltrite, Congoleum and other applicable Congoleum constituencies will be able to reach agreement on the terms of any intercompany settlement and arrangements, including any provision of management services by American Biltrite to reorganized Congoleum or any other proposed business relationships among American Biltrite and its affiliates and reorganized Congoleum.  Any plan of reorganization for Congoleum that may be confirmed may have terms that differ significantly from the terms contemplated by the version of the plan referred to in this report or contemplated by the Term Sheet, including with respect to any intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum.  As noted above, certain of American Biltrite's and its subsidiaries' existing intercompany arrangements with Congoleum are scheduled to expire on September 30, 2008 unless renewed.  Expiration or termination of these existing arrangements, failure to reach definitive agreement on final terms of future arrangements, or failure to consummate such arrangements in connection with the effectiveness of a plan of reorganization for Congoleum could have a material adverse impact on the business relationships between American Biltrite and Congoleum, and American Biltrite's business, operations and financial condition.

Some additional factors that could cause actual results to differ from Congoleum's and American Biltrite's objectives for resolving asbestos liability include:  (i) the future cost and timing of estimated asbestos liabilities and payments; (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, including insurance coverage and reimbursement for asbestos claimants under any plan of reorganization for Congoleum in connection with Congoleum's Chapter 11 case, which certain insurers have objected to in the Bankruptcy Court and are litigating in New Jersey state court; (iii) the costs relating to the execution and implementation of any plan of reorganization for Congoleum; (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge; (v) satisfaction of the conditions and obligations under American Biltrite's and Congoleum's outstanding debt instruments, and amendment or waiver of those outstanding debt instruments, as necessary, to permit Congoleum and American Biltrite to satisfy their obligations under any plan of reorganization for Congoleum; (vi) the response from time-to-time of American Biltrite's and Congoleum's lenders, customers, suppliers, holders of Congoleum's Senior Notes and other creditors and constituencies to the Chapter 11 process and related developments arising from the strategy to resolve asbestos liability; (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms; (viii) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan and the court overruling any objections to that reorganization plan that may be filed; (ix) developments in, costs associated with and the outcome of insurance coverage litigation pending in New Jersey state court involving Congoleum and certain insurers; (x) compliance with the United States Bankruptcy Code, including section 524(g); and (xi) the impact any adopted federal legislation addressing asbestos personal injury claims may have on American Biltrite's or Congoleum's businesses, results of operations or financial conditions.  In addition, in view of American Biltrite's relationships with Congoleum, American Biltrite will be affected by Congoleum's negotiations regarding, and its pursuit of, a plan of reorganization, and there can be no assurance as to what that impact, positive or negative, might be. In any event, the failure of Congoleum to obtain confirmation and consummation of a plan of reorganization would have a material adverse effect on Congoleum's business, results of operations or financial condition and could have a material adverse effect on American Biltrite's business, results of operations or financial condition.  Actual results could differ significantly as a result of these and other factors discussed in American Biltrite's Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and its subsequent filings with the Securities and Exchange Commission.

Item 9.01.  Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2008	AMERICAN BILTRITE INC. By: /s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Term Sheet